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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-45557) of ERP Operating Limited Partnership and in the related Prospectus of our report dated February 26, 1998, except for Note 31, as to which the date is March 12, 1998, with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                       /s/ Ernst & Young LLP

                                           Ernst & Young LLP


Chicago, Illinois
March 25, 1998